Exhibit 99.1




                                                -------------------------------

                                                Radin, Glass & Co., LLP
                                                -------------------------------

                                                Certified Public Accountants

                                                360 Lexington Avenue

                                                New York, NY  10017

                                                www.radinglass.com

                                                212.557.7505

                                                Fax: 212.557.7591


                                                               November 29, 2004
                                                                    New York, NY


Securities and Exchange Commission
Washington, DC 20549

Re: Genio Group, Inc.  File number 0-27587

We have read the Form 8-K filed with the Commission on November 24, 2004. We have the following comments:

At the time of the filing of both the Form SB-2 and the June 30, 2004 Form 10-QSB, we met with the then Chief Executive Officer, the Executive Vice President of Sales and the Chief Financial Officer of the Registrant. These individuals gave us both written and verbal representations that for the sales described in the November 24, 2004 Form 8-K there were no rights of return. The discovery of the contrary information in the Form 8-K, some of which we have reviewed, was not made by us but was reported to us by the Registrant. We therefore have limited basis to comment on the Registrant's disclosures.

         o We have no basis to agree or disagree with the first paragraph, other than to state that we have reviewed documents that indicate that revenues of $732,085 recorded in the quarter ended March 31, 2004 should not have been recognized.

         o We concur with the comments made about us in the second paragraph.

         o We concur with the first sentence of the third paragraph. We have no basis to agree or disagree with the last two sentences of the third paragraph.


Very truly yours,

/s/ Radin, Glass & Co., LLP

Radin, Glass & Co., LLP
Certified Public Accountants